STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                        NEUBERGER AND BERMAN FUND COMPLEX


Equity Managers Trust:

o        Neuberger and Berman Focus Portfolio
o        Neuberger and Berman Genesis Portfolio
o        Neuberger and Berman Guardian Portfolio
o        Neuberger and Berman Manhattan Portfolio
o        Neuberger and Berman Partners Portfolio
o        Neuberger and Berman Socially Responsive Portfolio

Income Managers Trust:

o        Neuberger and Berman Cash Reserves Portfolio
o        Neuberger and Berman Government Money Portfolio
o        Neuberger and Berman Limited Maturity Bond Portfolio
o        Neuberger and Berman Municipal Money Portfolio
o        Neuberger and Berman Municipal Securities Portfolio
o        Neuberger and Berman New York Insured Intermediate Portfolio
o        Neuberger and Berman Ultra Short Bond

Advisers Managers Trust:

o        AMT Balanced Investments
o        AMT Government Income Investments
o        AMT Growth Investments
o        AMT International Investments
o        AMT Limited Maturity Bond Investments
o        AMT Liquid Asset Investments
o        AMT Partners Investments

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I.       ADMINISTRATION

Custody, Portfolio and Fund Accounting Service: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by sources authorized by the funds.

The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEE PER PORTFOLIO

                                            Custody, Portfolio
         Fund Net Assets                    and Fund Accounting
             $0 -  $20 million                       .075%
            $20 - $100 million                       .037%
           $100 - $200 million                       .028%
           $200 - $500 million                       .014%
           Over - $500 million                       .013%

II.      GLOBAL CUSTODY

These fees are divided into two categories: Transaction Charges and Holdings Charges which are calculated based on the following groups:


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A.       Country Grouping

Group A   Group B    Group C        Group D      Group E        Group F
USA       Austria    Australia      Denmark      Indonesia      Argentina
          Canada     Belgium        Finland      Malaysia       Bangladesh
          Euroclear  Hong Kong      France       Philippines    Brazil
          Germany    Netherlands    Ireland      Portugal       Chile
          Japan      New Zealand    Italy        So. Korea      China
                     Singapore      Luxembourg   Spain          Colombia
                     Switzerland    Mexico       Sri Lanka      Czech Republic
                                    Norway       Sweden         Cyprus
                                    Thailand     Taiwan         Greece
                                    U.K.                        Hungary
                                                                India
                                                                Israel
                                                                Morocco
                                                                Pakistan
                                                                Peru
                                                                Poland
                                                                So. Africa
                                                                Turkey
                                                                Uruguay
                                                                Venezuela

B.       Transaction Charges

Group A                  Group B    Group C    Group D    Group E    Group F
State Street Bank
Repos or Euros - $7.00
                         $25        $50        $60          $70       $160
DTC or Fed Book Entry
 - $12.00
All Other - $25.00

C.       Holdings Charges

Group A                  Group B    Group C    Group D    Group E    Group F
1.5                      5.0        6.0        10.0       25.0       40.0
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III.     Portfolio Trades - For Each Line Item Processed

State Street Bank Repos                                      $ 7.00

DTC of Fed Book Entry                                        $12.00

New York Physical Settlements                                $25.00

Maturity Collection (NY Physical Items Only)                 $ 8.00

All Other Trades                                             $16.00



IV.      Options

Option charge for each option written or closing
contract, per issue, per broker                              $25.00

Option expiration charge, per issue, per broker              $15.00

Option exercised charge, per issue, per broker               $15.00



V.       Lending of Securities

Deliver loaned securities versus cash collateral             $20.00

Deliver loaned securities versus securities
collateral                                                   $30.00

Receive/deliver additional cash collateral                   $ 6.00

Substitutions of securities collateral                       $30.00

Deliver cash collateral versus receipt
of loaned securities                                         $15.00

Deliver securities collateral versus receipt
of loaned securities                                         $25.00

Loan administration - mark-to-market per day
per loan $ 3.00
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VI.      Interest Rate Futures

Transactions - no security movement                          $ 8.00

VII.     Pricing Service

Monthly Quote Charge (based on average number of
positions in portfolio)                                      $ 6.00

VIII.  Holdings Charge

For each issue maintained - monthly charge                   $ 5.00

IX.      Principal Reduction Payments

Per Paydown                                                  $10.00

X.       Dividend/Interest Collection Charges

For items held at the request of traders over record
date in street form                                          $50.00

XI.      Spoke Configuration

Annual fee of $10,000 per each series in each Spoke Entity.

Spoke Entries:

Neuberger and Berman Equity Funds (except N & B International Fund) Neuberger and Berman Equity Trust
Neuberger and Berman Income Funds
Neuberger and Berman Advisers Management Trust
Neuberger and Berman Equity Assets

XII.     Special Services

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Yield calculation and other special items will be negotiated separately.

XIII.  Out-of-Pocket Expenses

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

o Wire charges relative to custodian functions $5.25 per wire in and $5.00 out)
o        Postage and insurance
o        Courier Service
o        Duplicating
o        Legal fees in jointly agreed upon situations
o        Supplies related to fund records
o        Rush transfer - $8.00 each
o        Transfer fees
o        Sub-custodian charges
o        Price Waterhouse audit letter
o        Federal Reserve fee for return check items over $2,500 - $4.25
o        GNMA Transfer - $15 each

XIV.     Payment and Earnings Credit

The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices, contingent on fund approval.

An earnings credit of 75% of the 90 Day T-Bill rate will be applied for fund balances.

NEUBERGER & BERMAN                                STATE STREET BANK AND
FUND COMPLEX                                      TRUST


By:     /s/ Michael J. Weiner                      By:     /s/ Kevin Griffin

Title:  Vice President,                            Title:  Vice President
        Advisers Managers Trust

Date:   7/31/96                                    Date:   7/31/96